UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 16 2007

(March 2, 2007)

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. EVANGELINE THRUWAY

CARENCRO, LOUISIANA 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 8, 2007, the Company filed a Current Report on Form 8-K to report the completion of its acquisition of certain of the assets of Cypress Consulting Services, Inc. d/b/a Cypress Energy Services, a Texas corporation (“Cypress”) pursuant to an Asset Purchase Agreement dated January 24, 2007, by and among the Company and the shareholders of Cypress. In reference to Items 2.01 and 9.01 of Form 8-K, the Company stated that the financial statements and pro forma financial information in regard to the acquisition of certain of the assets of Cypress would be filed with the Securities and Exchange Commission by amendment, as permitted by Item 9.01. This Form 8-K/A is being filed to report that, in fact, no such financial statements or pro forma information will be filed by the Company as Cypress would not be considered a significant subsidiary of the Company under the applicable provisions of Regulation S-X.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.
Dated: May 16, 2007
	By:	/s/ G. Darcy Klug
G. Darcy Klug
Executive Vice President